EXHIBIT 10.8

AMENDMENT FIVE
TO
THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Company Supplemental Pension Plan (the “Plan”); and
WHEREAS, The Coca-Cola Company Benefits Committee (the “Benefits Committee”) may amend the Plan at any time;

NOW, THEREFORE, the Plan is amended as follows, effective as provided herein:

1.	Effective March 23, 2018, a new Section 7.6 Restriction on Venue shall be added following Section 7.5, and the following paragraphs shall be renumbered accordingly:

“7.6    Restriction on Venue. Any legal action in connection with the Plan by an Employee, Participant, Beneficiary, Joint Annuitant, or other interested party shall only be brought in the U.S. District Court for the Northern District of Georgia in Atlanta, Georgia.”

2.	Effective March 23, 2018, the following sentence shall be added to the end of Section 6.4.

“All suits must be brought in the U.S. District Court for the Northern District of Georgia in Atlanta, Georgia in accordance with Section 7.6.”

3.	Effective April 28, 2018, the following shall be added to Appendix A: Business Services North America, LLC

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this      day of March 2018.

THE COCA-COLA COMPANY
BENEFITS COMMITTEE

BY:_________________________________
Allison O’Sullivan